Exhibit 10.4

                              AMENDED AND RESTATED
                          TRANSITION SERVICES AGREEMENT


     This AMENDED AND RESTATED TRANSITION SERVICES AGREEMENT dated as of June 30, 1998, among THE DUN & BRADSTREET CORPORATION, a Delaware corporation (the "Corporation"), THE NEW DUN & BRADSTREET CORPORATION, a Delaware corporation ("New D&B"), COGNIZANT CORPORATION, a Delaware corporation ("Cognizant"), IMS HEALTH INCORPORATED, a Delaware corporation ("IMS Health"), ACNIELSEN CORPORATION, a Delaware corporation ("ACNielsen"), and GARTNER GROUP, INC., a Delaware Corporation ("Gartner") amends and restates in its entirety the Transition Services Agreement dated as of October 28, 1996 (the "1996 Transition Services Agreement") among the Corporation, Cognizant and ACNielsen.

                               W I T N E S S E T H

     WHEREAS, pursuant to a Distribution Agreement dated as of October 28, 1996 (the "1996 Distribution Agreement") among the Corporation, Cognizant and
ACNielsen, each party agreed to provide to the other parties certain transitional, administrative and support services, including insurance and risk management services, on the terms set forth in the 1996 Transition Services Agreement and the Appendix thereto.

     WHEREAS, each of the Corporation, Cognizant and ACNielsen desires to amend and restate the 1996 Transition Services Agreement as set forth in this Agreement and to include New D&B, IMS Health and Gartner as parties hereto; and each of New D&B, IMS Health and Gartner desires to become a party to this Agreement.

     NOW, THEREFORE, in consideration of the agreements, covenants and provisions in this Agreement and intending to be legally bound hereby, each of the Corporation, New D&B, Cognizant, IMS Health, ACNielsen and Gartner mutually covenant and agree as follows:

                                    ARTICLE I
                                SERVICES PROVIDED

     I.1 Transition Services. New D&B (the "Provider") shall provide comprehensive insurance and risk management services to the Corporation, Cognizant, IMS Health, ACNielsen and Gartner (each a "Recipient"; collectively, the "Recipients"). Such services shall include risk identification, development of appropriate insurance programs, loss prevention initiatives, accounting for premiums, deductibles, retentions and defense costs, claims management (including coordination with insurance carriers), the collection and distribution of insurance proceeds and such other services as the Corporation's Risk Management staff has been providing

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                                                                               2


to the Corporation, Cognizant and ACNielsen as of the date hereof (all such services, collectively, the "Transition Services").

     I.2 Personnel. In providing the Transition Services, the Provider as it deems necessary or appropriate in its sole discretion, may (i) use the personnel of such Provider or its Affiliates, and (ii) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other businesses of such Provider or are reasonably necessary for the efficient performance of any of such Transition Services. Each Recipient may retain at its own expense its own consultants and other professional advisers.

     I.3 Representatives. Each of the Corporation, New D&B, Cognizant, IMS Health, ACNielsen and Gartner shall nominate a representative to act as its primary contact person for the provision of all of the Transition Services (collectively, the "Primary Coordinators"). The initial Primary Coordinators shall be Frank Colarusso, Treasurer, for the Corporation, John Riley, Director of Risk Management, for New D&B, Stuart Goldshein, Controller, for Cognizant, Matthew Friedman, Assistant Treasurer, for IMS Health, John Forster for ACNielsen and Andrea Tarbox for Gartner. Each party may treat an act of a Primary Coordinator of another party as being authorized by such other party without inquiring behind such act or ascertaining whether such Primary Coordinator had authority to so act. The Provider and the relevant Recipient of a Transition Service shall advise each other in writing of any change in the Primary Coordinators for such Transition Service, setting forth the name of the Primary Coordinator to be replaced and the name of the replacement, and certifying that the replacement Primary Coordinator is authorized to act for such party in all matters relating to this Agreement. Each of the Corporation, New D&B, Cognizant, IMS Health, ACNielsen and Gartner agree that all communications relating to the provision of the Transition Services shall be directed to the Primary Coordinators.

     I.4 Level of Transition Services. (a) The Provider shall perform the Transition Services for which it is responsible hereunder following commonly accepted standards of care in the industry and exercising the same degree of care as it exercises in performing the same or similar services for its own account as of the date of this Agreement, with priority equal to that provided to its own businesses or those of any of its Affiliates, Subsidiaries or divisions. Nothing in this Agreement shall require the Provider to favor the businesses of any Recipient over its own businesses or those of any of its Affiliates, Subsidiaries or divisions.

     (b) The Provider shall not be required to provide any Recipient of such Transition Services with extraordinary levels of Transition Services, special studies, training, or the like or the advantage of systems, equipment, facilities, training, or improvements procured, obtained or made by the Provider.

     (c) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transition Services, each Recipient agrees that the Transition Services

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                                                                               3


provided by third parties shall be subject to the terms and conditions of any agreements between the Provider and such third parties. The Provider shall consult with the relevant Recipient concerning the terms and conditions of any such agreements to be entered into, or proposed to be entered into, with third parties after the date hereof.

     I.5 Limitation of Liability. In the absence of gross negligence or willful misconduct on the part of the Provider, and whether or not the Provider is negligent, such Provider shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide Transition Services for which it is responsible hereunder to the Recipient of such Transition Services. Notwithstanding anything to the contrary contained herein, in the event the Provider commits an error with respect to or incorrectly performs or fails to perform any Transition Service, at the relevant Recipient's request, the Provider shall use reasonable efforts and good faith to correct such error, re-perform or perform such Transition Service at no additional cost to such Recipient; provided, that the Provider shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Transition Service in question.

     I.6 Force Majeure. Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, the affected party may terminate the Agreement with the defaulting party by providing written notice thereto.

     I.7 Modification of Procedures. The Provider may make changes from time to time in its standards and procedures for performing the Transition Services for which it is responsible hereunder. Notwithstanding the foregoing sentence, unless required by law, the Provider shall not implement any substantial changes affecting a Recipient of the relevant Transition Services unless:

          (a) the Provider has furnished such Recipient notice (which shall be the same notice the Provider shall provide its own businesses) thereof;

          (b) the Provider changes such procedures for its own businesses at the same time; and

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                                                                               4


          (c) the Provider gives such Recipient a reasonable period of time for such Recipient (i) to adapt its operations to accommodate such changes or
     (ii) to reject the proposed changes. In the event such Recipient fails to accept or reject a proposed change on or before a date specified in such notice of change, such Recipient shall be deemed to have accepted such change. In the event such Recipient rejects a proposed change but does not terminate this Agreement, such Recipient agrees to pay any charges resulting from the Provider's need to maintain different versions of the same systems, procedures, technologies, or services or resulting from requirements of third party vendors or suppliers.

     I.8 No Obligation to Continue to Use Services. No Recipient shall have any obligation to continue to use the Transition Services and may terminate the Transition Services that the Provider is providing to such Recipient by giving the Provider 180 days notice thereof.

     I.9 Provider Access. To the extent reasonably required for personnel of the Provider to perform the Transition Services for which the Provider is responsible hereunder, the Recipient of such Transition Services shall provide personnel of the Provider with access to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

     I.10 Performance Reviews. The Primary Coordinators for each Recipient shall meet during the fourth quarter of each calendar year with the Primary Coordinator for the Provider for the purpose of reviewing the performance of the Provider's Risk Management staff. Any disputes relating to the quality of such performance shall be brought to the attention of the respective Chief Financial Officers (or person holding an equivalent title) of the Provider and the Recipients.


                                   ARTICLE II
                                  COMPENSATION

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                                                                               5


     II.1  Consideration.  As consideration  for the Transition  Services,  each
Recipient of Transition Services shall pay to the Provider a portion of the costs and expenses incurred by the Provider relating to the Risk Management staff as follows: each Recipient shall pay (i) a base charge of $50,000 per year plus (ii) a proportionate share of any additional costs and expenses (i.e., not covered by the total base charge) based on such Recipient's proportion of total revenue as a percentage of the aggregate total revenue of all parties to this Agreement. For purposes of calculating any additional amount payable pursuant to clause (ii) of the preceding sentence, a party's revenue shall be that set forth on its audited financial statements for the most recent fiscal year-end. Such costs and expenses shall be calculated in accordance with generally accepted accounting principles applied consistently and billed in twelve monthly installments. Notwithstanding the foregoing, however, any services provided by the Provider's Risk Management staff to the Provider or the Recipients that are not in the ordinary course (all such services being "extraordinary services") shall be borne by the company or companies for whom such extraordinary service was provided. No extraordinary service shall be provided without the specific approval of the company to be charged. The costs and expenses to be borne by each Recipient will be in accordance with the annual Risk Management budget to be provided by the Primary Coordinator for the Provider during the preceding calendar year by May 1 of each year. The Risk Management budget may increase each year in an amount equal to 5% over the prior year's budget; increases in excess of 5% must be approved by the respective Primary Coordinators for each Recipient.

     II.2 Invoices. After the end of each month, the Provider, together with its Affiliates or Subsidiaries providing Transition Services will submit one invoice to the Recipient of such Transition Services for all Transition Services provided to such Recipient and its Subsidiaries by the Provider during such month. Such monthly invoices shall be issued no later than the fifteenth day of each succeeding month. Each invoice shall include a summary list of the previously agreed upon Transition Service for which there are fixed dollar fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. The total amount set forth on such summary list and such supporting detail shall equal the invoice total, and will be provided under separate cover apart from the invoice. All invoices shall be sent to the attention of the Primary Coordinator of the applicable Recipient at the address set forth in Section 6.5 hereof or to such other address as such Recipient shall have specified by notice in writing to the Provider.

     II.3 Payment of Invoices. (a) Payment of all invoices in respect of Transition Services shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within thirty (30) days of the invoice date. All payments shall be made to the account designated by the Provider to the relevant Recipient, with written confirmation of payment sent by facsimile to the Primary Coordinator or other person designated thereby.

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                                                                               6


     (b) If any payment is not paid when due, the Provider shall have the right, without any liability to any Recipient of Transition Services, or anyone claiming by or through such Recipient, upon five days' notice, to cease providing any or all of the Transition Services provided by the Provider to such Recipient, which right may be exercised by the Provider in its sole and absolute discretion.

                                   ARTICLE III
                                 CONFIDENTIALITY

     III.1 Obligation. Each party and its Subsidiaries shall not use or permit the use of (without the prior written consent of the other parties) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other parties received pursuant to or in connection with this Agreement. Additionally, any information which is identified by a party as being "highly sensitive" (in connection with a contemplated acquisition or otherwise) shall not be disclosed outside of the Provider's Risk Management staff.

     III.2 Care and Inadvertent Disclosure. With respect to any confidential information, each party agrees as follows:

          (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

          (b) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from any other party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of Section 1.5 above, each such other party shall be entitled to pursue any other remedy which may be available to it.


                                   ARTICLE IV
                              TERM AND TERMINATION

     IV.1 Term. This Agreement shall become effective on June 30, 1998 and shall remain in force for a period of three years (or in the case of ACNielsen, IMS Health and Gartner until November 1, 1999). After such initial period, this Agreement shall automatically be renewed for successive one-year periods as to each party unless such party provides at least 180-days notice to the other parties of its intention not to renew; provided that this Agreement may be terminated at such other times as are set forth in Sections 1.6, 1.8 and 4.3.

     IV.2 Reserved.

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                                                                               7


     IV.3 Default. If any party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement (other than a payment default), the party entitled to the benefit of such performance (hereinafter referred to as a "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement with respect to the Defaulting Party if such failure or default is not cured within fifteen days of such written notice. If any failure or default so specified is not cured within such fifteen day period, the Non-Defaulting Party may elect to immediately terminate this Agreement with respect to the Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute in accordance with Article V hereof. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

     IV.4 Termination of Obligations. Each Recipient specifically agrees and acknowledges that all obligations of the Provider to provide the Transition Services shall immediately cease, with respect to such Recipient, upon the termination of this Agreement as to such Recipient. Upon the cessation of the Provider's obligation to provide any Transition Service to a Recipient, such Recipient shall immediately cease using, directly or indirectly, the Transition Services (including, without limitation, any and all software of the Provider or third party software provided through the Provider, telecommunications services or equipment, or computer systems or equipment).

     IV.5 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the parties, Sections 1.5, 2.1 (with respect to services provided prior to the effective time of the termination), 3.1, 3.2, 4.4, 4.5, 5.1, 6.10, 6.13 and 6.14 shall survive any termination of this Agreement.


                                    ARTICLE V
                               DISPUTE RESOLUTION

     V.1 Dispute Resolution. Any disputes arising out of or in connection with this Agreement shall be settled in accordance with the dispute resolution mechanisms set forth in Article VI of the 1996 Distribution Agreement, with each of the parties hereto being deemed a party to that agreement for this purpose.


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                                                                               8


                                   ARTICLE VI
                                  MISCELLANEOUS

     VI.1 Complete Agreement; Construction. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     VI.2 Other Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by other agreements between or among the parties.

     VI.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts has been signed by each of the parties and delivered to the other parties.

     VI.4 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To the Corporation:

                           R.H. Donnelley Corporation
                           One Manhattanville Road
                           Purchase, New York 10577
                           Telecopy:  (914) 933-6899
                           Attn:  Treasurer

                  With a copy to:

                           R.H. Donnelley Corporation
                           One Manhattanville Road
                           Purchase, New York 10577
                           Telecopy:  (914) 933-6899
                           Attn:  General Counsel

                  To New D&B:

                           The Dun & Bradstreet Corporation
                           220 East 42 Street
                           New York, New York 10017
                           Telecopy:  (212) 883-3403
                           Attn:  Director of Risk Management

                  With a copy to:

                           The Dun & Bradstreet Corporation
                           One Diamond Hill Road
                           Murray Hill, New Jersey  07974
                           Telecopy:  (908) 665-5803
                           Attn:  Chief Legal Counsel

                  To Cognizant:

                           Nielsen Media Research, Inc.
                           299 Park Avenue
                           New York, New York 10171
                           Telecopy:  (212) 708-7504
                           Attn:  Controller

                  With a copy to:

                           Nielsen Media Research, Inc.
                           299 Park Avenue
                           New York, New York 10171
                           Telecopy:  212-708-6927
                           Attn:  Chief Legal Officer

                  To IMS Health:

                           IMS Health Incorporated
                           200 Nyala Farms
                           Westport, Connecticut  06880
                           Telecopy:  (203) 222-4201
                           Attn: Treasurer

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                                                                              10


                  With a copy to:

                           IMS Health Incorporated
                           200 Nyala Farms
                           Westport, Connecticut  06880
                           Telecopy:  (203) 222-4201
                           Attn:  General Counsel

                 To ACNielsen:

                           ACNielsen Corporation
                           177 Broad Street
                           Stamford, Connecticut  06901
                           Telecopy:  (203) 961-3177
                           Attn: John Forster

                 With a copy to:

                           ACNielsen Corporation
                           177 Broad Street
                           Stamford, Connecticut  06901
                           Telecopy:  (203) 961-3179
                           Attn:  General Counsel

                 To Gartner:

                           Gartner Group, Inc.
                           P.O. Box 10212
                           56 Top Gallant Road
                           Stamford, Connecticut  06904
                           Telecopy:  (203) 316-6525
                           Attn: Andrea Tarbox

                 With a copy to:

                           Gartner Group, Inc.
                           P.O. Box 10212
                           56 Top Gallant Road
                           Stamford, Connecticut  06904
                           Telecopy:  (203) 316-6525
                           Attn:  General Counsel


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                                                                              11


     VI.5 Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

     VI.6 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

     VI.7 Assignment. This Agreement may not be assigned by any party, other than to an Affiliate of such party or pursuant to a corporate reorganization or merger, without the consent of the other party. Any assignment in contravention of this Section 6.7 shall be void.

     VI.8 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     VI.9 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the applicable Distribution Date.

     VI.10 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     VI.11 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     VI.12 Reserved.

     VI.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

     VI.14 Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding

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                                                                              12


relating  hereto  either in the United  States  District  Court for the Southern
District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.14. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     VI.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     VI.16 Laws and Government Regulations. Each Recipient shall be responsible for (i) compliance with all laws and governmental regulations affecting its businesses and (ii) any use such Recipient may make of the Transition Services to assist it in complying with such laws and governmental regulations. While the Provider shall not have any responsibility for the compliance by the Recipient of such Transition Services with such laws and regulations, the Provider agrees to use reasonable efforts to cause the Transition Services to be provided by such party to be designed in such manner that such Transition Services shall be able to assist the Recipient of such Transition Services in complying with applicable legal and regulatory responsibilities.

     VI.17 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third parties. The parties do not intend to waive any privileges or rights to which they may be entitled.

     VI.18 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the applicable Distribution Agreement governing the relevant parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Transition Services Agreement to be executed the day and year first above written.


                            THE DUN & BRADSTREET CORPORATION


                            By:  /s/ Frank R. Noonan
                                 -----------------------------------
                                 Name:  Frank R. Noonan
                                 Title: Senior Vice President


                            THE NEW DUN & BRADSTREET CORPORATION


                            By:  /s/ Volney Taylor
                                 -----------------------------------
                                 Name:  Volney Taylor
                                 Title: Chairman and Chief Executive Officer


                            COGNIZANT CORPORATION


                            By:  /s/ Kenneth Siegel
                                 -----------------------------------
                                 Name:  Kenneth Siegel
                                 Title: Senior Vice President, General Counsel
                                           and Secretary


                            IMS HEALTH INCORPORATED


                            By:  /s/ Kenneth Siegel
                                 -----------------------------------
                                 Name:  Kenneth Siegel
                                 Title: Senior Vice President, General Counsel
                                           and Secretary

                            ACNIELSEN CORPORATION


                            By:   /s/ John A. Forster
                                 -----------------------------------
                                 Name:  John A. Forster
                                 Title: Vice President and Treasurer


                            GARTNER GROUP, INC.


                            By:   /s/ George C. Roy, Jr.
                                 -----------------------------------
                                 Name:  George C. Roy, Jr.
                                 Title: Senior Vice President - Finance